EXHIBIT 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned hereby certify, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in their capacities as officers of Fox Factory Holding Corp. (the “Company”), that, to their knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended July 1, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

August 4, 2022

/s/ Michael C. Dennison
Michael C. Dennison
Chief Executive Officer
(Principal Executive Officer)

/s/ Scott R. Humphrey
Scott R. Humphrey
Chief Financial Officer and Treasurer
(Principal Financial Officer and Treasurer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.